As filed with the Securities and Exchange Commission on May 14, 2009
Registration No. 333-147090

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILICON GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

Delaware		94-2789662
(State of other jurisdiction of incorporation or organization)		(I.R.S. Employee Identification Number)

Silicon Graphics, Inc. 1140 East Arques Avenue Sunnyvale, California 94085-4602 (408) 524-1980
(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Barry Weinert Chief Restructuring Officer 1140 East Arques Avenue Sunnyvale, California 94085-4602 (408) 524-1980
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
William M. Kelly, Esq. 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale of the securities to the public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as amended (No. 333-147090), is being filed to deregister all unsold shares of common stock of Silicon Graphics, Inc., the registrant.

The Securities and Exchange Commission declared this Registration Statement effective on February 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 8, 2009.

SILICON GRAPHICS, INC.

By:	/s/ Robert H. Ewald
	Name:	Robert H. Ewald
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert H. Ewald
Robert H. Ewald	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2009

/s/ Gregory S. Wood
Gregory S. Wood	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2009

/s/ Timothy L. Pebworth
Timothy L. Pebworth	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	May 8, 2009

Anthony Grillo	Director	May 8, 2009

/s/ Eugene I. Davis
Eugene I. Davis	Director	May 8, 2009

Joanne O. Isham	Director	May 8, 2009

/s/ James A. McDivitt
James A. McDivitt	Director	May 8, 2009